Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        To Trex Medical Corporation:

        As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.







        Boston, Massachusetts                      ARTHUR ANDERSON LLP
        December 30, 1996